SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2017

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K of Ionis Pharmaceuticals, Inc. (the “Company”) filed on June 22, 2017, the Company entered into agreements with affiliates of BioMed Realty, L.P. to purchase the real property located at 2855 Gazelle Court, Carlsbad, California (the “Gazelle Property”) for a purchase price of $79.4 million and the real property located at 2282 Faraday Avenue, Carlsbad, California (the “Faraday Property”) for a purchase price of $14.0 million (each, a “Purchase”).

On July 18, 2017, the Company, through two separate wholly owned subsidiaries (the “Ionis Subsidiaries”), completed each Purchase and entered into two separate loan agreements (the “Loan Agreements”) with UBS AG (“UBS”) to partially finance each Purchase. The remainder of the aggregate purchase price was paid with cash on hand.

One loan is secured by a mortgage on the Gazelle Property (the “Gazelle Loan”), is in the amount of $51,350,000 and bears annual interest at a rate equal to 3.881%. The other loan is secured by a mortgage on the Faraday Property (the “Faraday Loan”, and together with the Gazelle Loan, collectively, the “Loans”), is in the amount of $9,100,000 and bears annual interest at a rate equal to 4.211%. Each Loan requires monthly interest-only payments for the initial sixty months of the term, and thereafter requires monthly principal amortization payments on the basis of a thirty year amortization schedule, with the applicable principal balance due on the maturity date of August 6, 2027. Each Loan contains various customary affirmative and negative covenants.

Each Loan is without recourse, except that with respect to each Loan, the Company has guaranteed, among other things, specified losses arising from certain actions of a borrower party to each Loan, including fraud, intentional misrepresentations, certain intentional acts, misapplication of funds, and failure to pay taxes, the terms of which are governed by the guaranties made by the Company in favor of UBS and executed simultaneously with the Loan Agreements (each, a “Guaranty”). The Guaranty relating to the Gazelle Loan requires that the Company maintain a minimum net worth of $51,350,000 and a minimum liquidity of $5,135,000. The Guaranty relating to the Faraday Loan requires that the Company maintain a minimum net worth of $9,100,000 and a minimum liquidity of $910,000. In connection with each Loan, the applicable Ionis Subsidiary and the Company also delivered an environmental indemnification agreement (the “Environmental Indemnity Agreements”) in favor of UBS indemnifying UBS for certain environmental matters that may arise at the applicable property.

Each Loan may be prepaid in whole, but not in part, (i) at any time following April 6, 2027 without payment of any fee, penalty or premium, and (ii) at any time following September 6, 2020 and prior to the date that is two years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code (the “Startup Date”), upon payment of a penalty based on a yield maintenance formula of not less than 1.0% of the principal amount being repaid. Each Loan may be defeased in its entirety at any time following the later of September 6, 2020 and the date that is two years from the Startup Date and prior to April 6, 2027, with the applicable collateral being released, pursuant to customary defeasance procedures.

UBS performs cash management services on behalf of the Company.

The descriptions in this Current Report on Form 8-K of the Loans are summaries and are qualified in their entirety by the terms of the Loan Agreements, the Guaranties, and the Environmental Indemnity Agreements. Copies of the Loan Agreements, the Guaranties, and the Environmental Indemnity Agreements are attached as Exhibits 10.1-10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement, dated as of July 18, 2017, by and between Ionis Gazelle, LLC and UBS AG.

10.2	Loan Agreement, dated as of July 18, 2017, by and between Ionis Faraday, LLC and UBS AG.

10.3	Guaranty, dated as of July 18, 2017, by and between Ionis Pharmaceuticals, Inc. and UBS AG.

10.4	Guaranty, dated as of July 18, 2017, by and between Ionis Pharmaceuticals, Inc. and UBS AG.

10.5	Environmental Indemnity Agreement, dated as of July 18, 2017, by and among Ionis Gazelle, LLC, Ionis Pharmaceuticals, Inc. and UBS AG.

10.6	Environmental Indemnity Agreement, dated as of July 18, 2017, by and among Ionis Faraday, LLC, Ionis Pharmaceuticals, Inc. and UBS AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: July 21, 2017	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer

INDEX TO EXHIBITS

10.1	Loan Agreement, dated as of July 18, 2017, by and between Ionis Gazelle, LLC and UBS AG.

10.2	Loan Agreement, dated as of July 18, 2017, by and between Ionis Faraday, LLC and UBS AG.

10.3	Guaranty, dated as of July 18, 2017, by and between Ionis Pharmaceuticals, Inc. and UBS AG.

10.4	Guaranty, dated as of July 18, 2017, by and between Ionis Pharmaceuticals, Inc. and UBS AG.

10.5	Environmental Indemnity Agreement, dated as of July 18, 2017, by and among Ionis Gazelle, LLC, Ionis Pharmaceuticals, Inc. and UBS AG.

10.6	Environmental Agreement, dated as of July 18, 2017, by and between Ionis Faraday, LLC, Ionis Pharmaceuticals, Inc. and UBS AG.